Exhibit 99.1

1Q 2023

SmartFinancial Announces Results for the First Quarter 2023

Highlights for the First Quarter of 2023

●	Operating earnings[1] of $11.5 million, or $0.68 per diluted common share
●	Operating earnings[1] increase of 34% compared to the same prior year quarter
●	Deposit growth of $152.4 million – 15% annualized quarter-over-quarter
●	Net organic loan and lease growth of $53.0 million - 7% annualized quarter-over-quarter increase[2]
●	Credit quality remains solid with nonperforming assets to total assets of 0.11%

KNOXVILLE, TN – April 24, 2023 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $11.5 million, or $0.68 per diluted common share, for the first quarter of 2023, compared to net income of $8.3 million, or $0.49 per diluted common share, for the first quarter of 2022, and compared to prior quarter net income of $13.0 million, or $0.77 per diluted common share.  Operating earnings1, which excludes securities gains and merger related and restructuring expenses, net of tax adjustments, totaled $11.5 million, or $0.68 per diluted common share, in the first quarter of 2023, compared to $8.6 million, or $0.51 per diluted common share, in the first quarter of 2022, and compared to $12.9 million, or $0.76 per diluted common share, in the fourth quarter of 2022.

Billy Carroll, President & CEO, stated: “I am extremely pleased with our start to 2023, especially considering the volatile banking environment we experienced during the quarter.  The stability of our balance sheet and solid earnings performance through such an unpredictable period not only reaffirmed the strength of our company, but also the fortitude of our associates.  The loyalty of our client base has been outstanding as demonstrated by our quarterly deposit growth. We look forward to showing that same loyalty back to our clients as we continue to support their future financial needs.”

SmartFinancial's Chairman, Miller Welborn, concluded: "We could not be prouder of the grit and determination our associates showed this quarter.  The company’s solid performance would not have been possible without management’s steady stewardship and our associates’ calm handling of client relationships.  Our continued balance sheet growth with no wholesale fundings or borrowings is a tremendous testament to our effective client focused business model and the professionals in this organization."

Net Interest Income and Net Interest Margin

Net interest income was $36.0 million for the first quarter of 2023, compared to $37.6 million for the prior quarter.  Average earning assets totaled $4.43 billion, an increase of $156.8 million from the prior quarter.  The increase in average earnings assets was primarily driven by an increase average loans and leases of $108.0 million and average interest-earning cash of $55.3 million.  Partially offsetting the increase in average earning assets was a decrease in average securities of $6.4 million.  Average interest-bearing liabilities increased $260.5 million from the prior quarter, attributable to an increase in average deposits of $261.9 million, offset by a decrease in average borrowings of $1.5 million.

The tax equivalent net interest margin was 3.31% for the first quarter of 2023, compared to 3.51% for the prior quarter. The tax equivalent net interest margin was negatively impacted by the continued rise in the cost of interest-bearing liabilities from rising Federal Reserve rates and increased pricing competition. The yield on interest-earning assets for the quarter was positively impacted by $1.4 million in deferred fees from the payoff of an acquired loan.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

27% annualized organic loan growth based on Q1 ’23 net balance loan growth of $53 million divided by Q4 ’22 loans of $3.25 billion less a $24.6 million loan participation included in the Q4 ’22 loan balance that was subsequently removed on 1/1/23.

The cost of total deposits for the first quarter of 2023 was 1.56% compared to 0.85% in the prior quarter. The cost of interest-bearing liabilities increased to 2.12% for the first quarter of 2023 compared to 1.27% for the prior quarter. The cost of average interest-bearing deposits was 2.05% for the first quarter of 2023 compared to 1.18% for the prior quarter, an increase of 87 basis points, primarily attributable to both the impact of rising Federal Reserve rates and increased pricing competition.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2023	2022	(Decrease)
Yield on loans and leases	5.57%	5.05%	0.52%
Yield on earning assets, on a fully tax equivalent basis (FTE)	4.88%	4.41%	0.47%
Cost of interest-bearing deposits	2.05%	1.18%	0.87%
Cost of total deposits	1.56%	0.85%	0.71%
Cost of interest-bearing liabilities	2.12%	1.27%	0.85%
Net interest margin, FTE	3.31%	3.51%	(0.20)%

Provision for Loan and Lease Losses and Credit Quality

At March 31, 2023, the allowance for credit losses was $32.3 million.  The allowance for credit losses to total loans and leases was 0.98% as of March 31, 2023, compared to 0.72% as of December 31, 2022. The increase of 26 basis points is primarily the result of the adoption of ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”). ASU 2016-13 was adopted on January 1, 2023, and resulted in an increase of $8.7 million to the allowance for credit losses.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec
Provision for Loan and Lease Losses Rollforward	2023	2022	Change
Beginning balance	$23,334	$22,769	$565
Adoption of ASU 2016-13	8,655	-	8,655
Adjusted beginning balance	31,989	22,769	9,220
Charge-offs	(315)	(331)	16
Recoveries	55	108	(53)
Net charge-offs	(260)	(223)	(37)
Provision	550	788	(238)
Ending balance	$32,279	$23,334	$8,945

Allowance for credit losses to total loans and leases, gross	0.98%	0.72%	0.26%

Nonperforming loans and leases as a percentage of total loans and leases was 0.10% as of March 31, 2023, an increase of 1 basis point from the 0.09% reported in the fourth quarter of 2022.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.11% as of March 31, 2023, as compared to 0.10% as of December 31, 2022.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2023	2022	(Decrease)
Nonaccrual loans and leases	$3,247	$2,808	$439
Loans and leases past due 90 days or more and still accruing	-	143	(143)
Total nonperforming loans and leases	3,247	2,951	296
Other real estate owned	1,708	1,436	272
Other repossessed assets	66	422	(356)
Total nonperforming assets	$5,021	$4,809	$212

Nonperforming loans and leases to total loans and leases, gross	0.10%	0.09%	0.01%
Nonperforming assets to total assets	0.11%	0.10%	0.01%

Noninterest Income

Noninterest income decreased $200 thousand to $6.9 million for the first quarter of 2023 compared to $7.1 million for the prior quarter.  During the first quarter of 2023, the primary components of the changes in noninterest income were as follows:

●	Decrease in other, primarily related to decreased fees from capital markets activity.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2023	2022	(Decrease)
Service charges on deposit accounts	$1,445	$1,477	$(32)
Gain (loss) on sale of securities, net	-	144	(144)
Mortgage banking income	172	77	95
Investment services	1,005	958	47
Insurance commissions	1,259	1,233	26
Interchange and debit card transaction fees	1,383	1,328	55
Other	1,661	1,908	(247)
Total noninterest income	$6,925	$7,125	$(200)

Noninterest Expense

Noninterest expense increased $113 thousand to $27.5 million for the first quarter of 2023 compared to $27.4 million for the prior quarter. During the first quarter of 2023, the primary components of the changes in noninterest expense were as follows:

●	Increase in salaries and employee benefits as a result of higher employee taxes due to seasonality;
●	Increase in occupancy and equipment as a result of new branch facilities and relocation expenses;
●	Decrease in professional services, related to lower audit and consulting expenses; and
●	Decrease in other, related to lower operational cost and decreased fees related to capital markets activity.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2023	2022	(Decrease)
Salaries and employee benefits	$16,742	$16,384	$358
Occupancy and equipment	3,208	3,015	193
FDIC insurance	541	650	(109)
Other real estate and loan related expenses	572	517	55
Advertising and marketing	355	308	47
Data processing and technology	2,163	2,097	66
Professional services	807	981	(174)
Amortization of intangibles	659	688	(29)
Merger related and restructuring expenses	-	(45)	45
Other	2,482	2,821	(339)
Total noninterest expense	$27,529	$27,416	$113

Income Tax Expense

Income tax expense was $3.3 million for the first quarter of 2023, a decrease of $201 thousand, compared to $3.5 million for the prior quarter.

The effective tax rate was 22.44% for the first quarter of 2023 and 21.35% for the prior quarter.

Balance Sheet Trends

Total assets at March 31, 2023 were $4.77 billion compared to $4.64 billion at December 31, 2022.  The $132.3 million increase is primarily attributable to increases in securities of $75.4 million, cash and cash equivalents of $40.5 million and loans and leases of $28.2 million.  Asset increases were offset by an increase in the allowance for credit losses of $8.9 million, primarily for the one-time adjustment of $8.7 million related to the adoption of ASU 2016-13 on January 1, 2023.

Total liabilities increased to $4.33 billion at March 31, 2023 from $4.21 billion at December 31, 2022.  The increase of $121.4 million was primarily from organic deposit growth of $152.4 million, offset by a decrease in borrowings of $25.3 million and other liabilities of $5.8 million, related to a decrease in loan related swaps. The decrease in other liabilities was offset by $3.1 million in additional reserve for unfunded lending commitments related to the adoption of ASU 2016-13.

Shareholders' equity at March 31, 2023 totaled $443.4 million, an increase of $10.9 million, from December 31, 2022.  The increase in shareholders' equity was primarily driven by net income of $11.5 million for the three months ended March 31, 2023, and the positive change in accumulated other comprehensive income (loss) of $6.7 million, offset by the impact of the adoption of ASU 2016-13 on January 1, 2023, of $6.6 million (net of taxes), and dividends paid of $1.4 million.  Tangible book value per share1 was $19.66 at March 31, 2023, compared to $19.09 at December 31, 2022.  Tangible common equity1 as a percentage of tangible assets1 was 7.17% at March 31, 2023, compared with 7.13% at December 31, 2022.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2023	2022	(Decrease)
Total assets	$4,769,805	$4,637,498	$132,307
Total liabilities	4,326,406	4,205,046	121,360
Total equity	443,399	432,452	10,947
Securities	845,194	769,842	75,352
Loans and leases	3,281,787	3,253,627	28,160
Deposits	4,229,546	4,077,100	152,446
Borrowings	16,546	41,860	(25,314)

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2023 on Monday, April 24, 2023, and will host a conference call on Tuesday, April 25, 2023, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 320998.  A replay of the conference call will be available through June 24, 2023, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 383016.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, or uncertainties surrounding the debt ceiling and the federal budget; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2022
Assets:
Cash and cash equivalents	$306,934	$266,424	$543,029	$654,945	$763,968
Securities available-for-sale, at fair value	560,418	483,893	519,723	524,864	540,483
Securities held-to-maturity, at amortized cost	284,776	285,949	287,104	288,363	289,532
Other investments	14,059	15,530	15,528	16,569	16,499
Loans held for sale	3,324	1,752	2,742	1,707	5,894
Loans and leases	3,281,787	3,253,627	3,099,116	2,994,074	2,806,026
Less: Allowance for loan and lease losses	(32,279)	(23,334)	(22,769)	(21,938)	(20,078)
Loans and leases, net	3,249,508	3,230,293	3,076,347	2,972,136	2,785,948
Premises and equipment, net	92,190	92,511	91,944	89,950	84,793
Other real estate owned	1,708	1,436	1,226	1,612	1,612
Goodwill and other intangibles, net	109,114	109,772	110,460	104,582	105,215
Bank owned life insurance	81,938	81,470	81,001	80,537	80,074
Other assets	65,836	68,468	67,807	52,848	44,561
Total assets	$4,769,805	$4,637,498	$4,796,911	$4,788,113	$4,718,579
Liabilities:
Deposits:
Noninterest-bearing demand	$989,753	$1,072,449	$1,186,209	$1,162,843	$1,093,933
Interest-bearing demand	989,738	965,911	962,901	999,893	975,272
Money market and savings	1,761,847	1,583,481	1,663,355	1,607,714	1,573,101
Time deposits	488,208	455,259	467,944	511,182	549,047
Total deposits	4,229,546	4,077,100	4,280,409	4,281,632	4,191,353
Borrowings	16,546	41,860	18,423	12,549	36,713
Subordinated debt	42,036	42,015	41,994	41,973	41,952
Other liabilities	38,278	44,071	41,374	31,532	28,519
Total liabilities	4,326,406	4,205,046	4,382,200	4,367,686	4,298,537
Shareholders' Equity:
Common stock	17,004	16,901	16,888	16,898	16,893
Additional paid-in capital	294,930	294,330	293,907	293,815	293,376
Retained earnings	160,085	156,545	144,723	134,362	125,329
Accumulated other comprehensive income (loss)	(28,620)	(35,324)	(40,807)	(24,648)	(15,556)
Total shareholders' equity	443,399	432,452	414,711	420,427	420,042
Total liabilities & shareholders' equity	$4,769,805	$4,637,498	$4,796,911	$4,788,113	$4,718,579

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2022
Interest income:
Loans and leases, including fees	$44,728	$40,082	$35,127	$31,530	$29,643
Investment securities:
Taxable	3,651	3,337	3,135	2,908	2,418
Tax-exempt	353	797	561	441	368
Federal funds sold and other earning assets	4,446	3,098	3,474	1,430	486
Total interest income	53,178	47,314	42,297	36,309	32,915
Interest expense:
Deposits	16,346	8,844	4,866	2,504	2,014
Borrowings	224	232	97	117	157
Subordinated debt	626	626	626	626	626
Total interest expense	17,196	9,702	5,589	3,247	2,797
Net interest income	35,982	37,612	36,708	33,062	30,118
Provision for loan and lease losses	550	788	974	1,250	1,006
Net interest income after provision for loan and lease losses	35,432	36,824	35,734	31,812	29,112
Noninterest income:
Service charges on deposit accounts	1,445	1,477	1,611	1,446	1,319
Gain (loss) on sale of securities, net	—	144	—	—	—
Mortgage banking	172	77	170	471	834
Investment services	1,005	958	1,051	1,065	1,070
Insurance commissions	1,259	1,233	864	598	901
Interchange and debit card transaction fees	1,383	1,328	1,356	1,467	1,284
Other	1,661	1,908	1,198	2,182	1,703
Total noninterest income	6,925	7,125	6,250	7,229	7,111
Noninterest expense:
Salaries and employee benefits	16,742	16,384	16,317	15,673	15,046
Occupancy and equipment	3,208	3,015	3,167	2,793	3,059
FDIC insurance	541	650	705	676	641
Other real estate and loan related expense	572	517	565	636	729
Advertising and marketing	355	308	288	327	369
Data processing and technology	2,163	2,097	1,872	1,728	1,586
Professional services	807	981	822	745	1,242
Amortization of intangibles	659	688	650	633	637
Merger related and restructuring expenses	—	(45)	87	81	439
Other	2,482	2,821	2,757	2,634	1,970
Total noninterest expense	27,529	27,416	27,230	25,926	25,718
Income before income taxes	14,828	16,533	14,754	13,115	10,505
Income tax expense	3,328	3,529	3,211	2,900	2,246
Net income	$11,500	$13,004	$11,543	$10,215	$8,259
Earnings per common share:
Basic	$0.69	$0.78	$0.69	$0.61	$0.49
Diluted	$0.68	$0.77	$0.68	$0.61	$0.49
Weighted average common shares outstanding:
Basic	16,791,406	16,758,706	16,749,255	16,734,930	16,718,371
Diluted	16,896,494	16,884,253	16,872,022	16,867,774	16,858,288

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,258,452	$44,728	5.57%	$3,150,493	$40,082	5.05%	$2,728,096	$29,643	4.41%
Taxable securities	723,540	3,651	2.05%	701,787	3,337	1.89%	612,980	2,418	1.60%
Tax-exempt securities[2]	65,547	447	2.77%	93,721	958	4.06%	105,516	533	2.05%
Federal funds sold and other earning assets	378,253	4,446	4.77%	322,970	3,098	3.81%	775,834	486	0.25%
Total interest-earning assets	4,425,792	53,272	4.88%	4,268,971	47,475	4.41%	4,222,426	33,080	3.18%
Noninterest-earning assets	359,996			372,864			381,807
Total assets	$4,785,788			$4,641,835			$4,604,233

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$944,132	4,227	1.82%	$924,320	3,141	1.35%	$921,835	446	0.20%
Money market and savings deposits	1,820,455	10,381	2.31%	1,587,688	4,855	1.21%	1,523,188	859	0.23%
Time deposits	469,361	1,738	1.50%	459,996	848	0.73%	561,207	709	0.51%
Total interest-bearing deposits	3,233,948	16,346	2.05%	2,972,004	8,844	1.18%	3,006,230	2,014	0.27%
Borrowings	16,858	224	5.39%	18,309	232	5.03%	69,769	157	0.91%
Subordinated debt	42,022	626	6.04%	42,002	626	5.90%	41,938	626	6.05%
Total interest-bearing liabilities	3,292,828	17,196	2.12%	3,032,315	9,702	1.27%	3,117,937	2,797	0.36%
Noninterest-bearing deposits	1,015,670			1,146,374			1,028,298
Other liabilities	44,908			43,109			30,053
Total liabilities	4,353,406			4,221,798			4,176,288
Shareholders' equity	432,382			420,037			427,945
Total liabilities and shareholders' equity	$4,785,788			$4,641,835			$4,604,233

Net interest income, taxable equivalent		$36,076			$37,773			$30,283
Interest rate spread			2.76%			3.14%			2.82%
Tax equivalent net interest margin			3.31%			3.51%			2.91%

Percentage of average interest-earning assets to average interest-bearing liabilities			134.41%			140.78%			135.42%
Percentage of average equity to average assets			9.03%			9.05%			9.29%

1 Includes average balance of $3.1 million, $3.3 million, and $54.0 million in PPP loans for the quarters ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $94 thousand, $161 thousand, and $165 thousand of taxable equivalent income for the quarters ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2022
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$764,166	$765,041	$714,734	$684,250	$612,675
non-owner occupied	871,368	862,720	822,317	850,338	863,181
Commercial real estate, total	1,635,534	1,627,761	1,537,051	1,534,588	1,475,856
Commercial & industrial	571,153	551,867	514,280	483,588	461,153
Construction & land development	386,253	402,501	405,007	364,368	314,654
Consumer real estate	606,343	587,977	562,408	533,582	483,229
Leases	67,701	67,427	64,798	63,264	59,892
Consumer and other	14,803	16,094	15,572	14,684	11,242
Total loans and leases	$3,281,787	$3,253,627	$3,099,116	$2,994,074	$2,806,026

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,247	$2,951	$3,379	$3,413	$3,342
Other real estate owned	1,708	1,436	1,226	1,612	1,612
Other repossessed assets	66	422	—	17	27
Total nonperforming assets	$5,021	$4,809	$4,605	$5,042	$4,981
Restructured loans and leases not included in nonperforming loans and leases	$97	$101	$108	$678	$625
Net charge-offs to average loans and leases (annualized)	0.03%	0.03%	0.02%	(0.09)%	0.04%
Allowance for loan and leases losses to loans and leases	0.98%	0.72%	0.73%	0.73%	0.72%
Nonperforming loans and leases to total loans and leases, gross	0.10%	0.09%	0.11%	0.11%	0.12%
Nonperforming assets to total assets	0.11%	0.10%	0.10%	0.11%	0.11%
Acquired loan and lease fair value discount balance	$—	$13,128	$14,465	$14,737	$14,913
Accretion income on acquired loans and leases	—	1,396	148	225	389
PPP net fees deferred balance	114	122	140	301	972
PPP net fees recognized	8	17	163	669	1,066

Capital Ratios:
Equity to Assets	9.30%	9.33%	8.65%	8.78%	8.90%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.17%	7.13%	6.49%	6.74%	6.82%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.91%	7.95%	7.40%	7.48%	7.41%
Common equity Tier 1	9.91%	9.65%	9.65%	9.95%	10.30%
Tier 1 capital	9.91%	9.65%	9.65%	9.95%	10.30%
Total capital	11.73%	11.40%	11.44%	11.80%	12.22%

SmartBank	Estimated[3]
Tier 1 leverage	8.87%	8.90%	8.27%	8.33%	8.24%
Common equity Tier 1	11.12%	10.82%	10.78%	11.08%	11.46%
Tier 1 capital	11.12%	10.82%	10.78%	11.08%	11.46%
Total capital	11.81%	11.44%	11.41%	11.72%	12.08%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2022
Selected Performance Ratios (Annualized):
Return on average assets	0.97%	1.11%	0.95%	0.87%	0.73%
Return on average shareholders' equity	10.79%	12.28%	10.77%	9.76%	7.83%
Return on average tangible common equity¹	14.45%	16.65%	14.36%	13.02%	10.39%
Noninterest income / average assets	0.59%	0.61%	0.52%	0.62%	0.63%
Noninterest expense / average assets	2.33%	2.34%	2.25%	2.21%	2.27%
Efficiency ratio	64.16%	61.28%	63.39%	64.35%	69.08%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.97%	1.10%	0.96%	0.88%	0.76%
Operating PTPP return on average assets[1]	1.30%	1.46%	1.30%	1.23%	1.05%
Operating return on average shareholders' equity[1]	10.79%	12.15%	10.83%	9.82%	8.14%
Operating return on average tangible common equity[1]	14.45%	16.47%	14.44%	13.09%	10.80%
Operating efficiency ratio[1]	64.02%	61.36%	62.93%	63.88%	67.60%
Operating noninterest income / average assets[1]	0.59%	0.60%	0.52%	0.62%	0.63%
Operating noninterest expense / average assets[1]	2.33%	2.35%	2.24%	2.21%	2.23%

Selected Interest Rates and Yields:
Yield on loans and leases	5.57%	5.05%	4.59%	4.40%	4.41%
Yield on earning assets, FTE	4.88%	4.41%	3.79%	3.39%	3.18%
Cost of interest-bearing deposits	2.05%	1.18%	0.62%	0.33%	0.27%
Cost of total deposits	1.56%	0.85%	0.45%	0.24%	0.20%
Cost of interest-bearing liabilities	2.12%	1.27%	0.70%	0.42%	0.36%
Net interest margin, FTE	3.31%	3.51%	3.29%	3.08%	2.91%

Per Common Share:
Net income, basic	$0.69	$0.78	$0.69	$0.61	$0.49
Net income, diluted	0.68	0.77	0.68	0.61	0.49
Operating earnings, basic¹	0.69	0.77	0.69	0.61	0.51
Operating earnings, diluted¹	0.68	0.76	0.69	0.61	0.51
Book value	26.08	25.59	24.56	24.88	24.86
Tangible book value¹	19.66	19.09	18.02	18.69	18.64
Common shares outstanding	17,004,092	16,900,805	16,887,555	16,898,405	16,893,282

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2021
Operating Earnings:
Net income (GAAP)	$11,500	$13,004	$11,543	$10,215	$8,259
Noninterest income:
Securities gains (losses), net	—	(144)	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	—	(45)	87	81	439
Income taxes:
Income tax effect of adjustments	—	49	(22)	(21)	(113)
Operating earnings (Non-GAAP)	$11,500	$12,864	$11,608	$10,275	$8,585
Operating earnings per common share (Non-GAAP):
Basic	$0.69	$0.77	$0.69	$0.61	$0.51
Diluted	0.68	0.76	0.69	0.61	0.51

Operating Noninterest Income:
Noninterest income (GAAP)	$6,925	$7,125	$6,250	$7,229	$7,111
Securities gains (losses), net	—	(144)	—	—	—
Operating noninterest income (Non-GAAP)	$6,925	$6,981	$6,250	$7,229	$7,111
Operating noninterest income (Non-GAAP)/average assets[1]	0.59%	0.60%	0.52%	0.62%	0.63%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$27,529	$27,416	$27,230	$25,926	$25,718
Merger related and restructuring expenses	—	45	(87)	(81)	(439)
Operating noninterest expense (Non-GAAP)	$27,529	$27,461	$27,143	$25,845	$25,279
Operating noninterest expense (Non-GAAP)/average assets[2]	2.33%	2.35%	2.24%	2.21%	2.23%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$35,982	$37,612	$36,708	$33,062	$30,118
Operating noninterest income (Non-GAAP)	6,925	6,981	6,250	7,229	7,111
Operating noninterest expense (Non-GAAP)	(27,529)	(27,461)	(27,143)	(25,845)	(25,279)
Operating PTPP earnings (Non-GAAP)	$15,378	$17,132	$15,815	$14,446	$11,950

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.97%	1.10%	0.96%	0.88%	0.76%
Operating PTPP return on average assets (Non-GAAP)[4]	1.30%	1.46%	1.30%	1.23%	1.05%
Return on average tangible common equity (Non-GAAP)[5]	14.45%	16.65%	14.36%	13.02%	10.39%
Operating return on average shareholders' equity (Non-GAAP)[6]	10.79%	12.15%	10.83%	9.82%	8.14%
Operating return on average tangible common equity (Non-GAAP)[7]	14.45%	16.47%	14.44%	13.09%	10.80%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	64.16%	61.28%	63.39%	64.35%	69.08%
Adjustment for taxable equivalent yields	(0.14)%	(0.22)%	(0.25)%	(0.27)%	(0.31)%
Adjustment for securities gains (losses)	—%	(0.20)%	—%	—%	—%
Adjustment for merger related income and costs	—%	0.50%	(0.21)%	(0.20)%	(1.17)%
Operating efficiency ratio (Non-GAAP)	64.02%	61.36%	62.93%	63.88%	67.60%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2021
Tangible Common Equity:
Shareholders' equity (GAAP)	$443,399	$432,452	$414,711	$420,427	$420,042
Less goodwill and other intangible assets	109,114	109,772	110,460	104,582	105,215
Tangible common equity (Non-GAAP)	$334,285	$322,680	$304,251	$315,845	$314,827

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$432,382	$420,037	$425,365	$419,726	$427,945
Less average goodwill and other intangible assets	109,537	110,206	106,483	104,986	105,617
Average tangible common equity (Non-GAAP)	$322,845	$309,831	$318,882	$314,740	$322,328

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$26.08	$25.59	$24.56	$24.88	$24.86
Adjustment due to goodwill and other intangible assets	(6.42)	(6.50)	(6.54)	(6.19)	(6.23)
Tangible book value per common share (Non-GAAP)[1]	$19.66	$19.09	$18.02	$18.69	$18.64

Tangible Common Equity to Tangible Assets:
Total Assets	$4,769,805	$4,637,498	$4,796,911	$4,788,113	$4,718,579
Less goodwill and other intangibles	109,114	109,772	110,460	104,582	105,215
Tangible Assets (Non-GAAP):	$4,660,691	$4,527,726	$4,686,451	$4,683,531	$4,613,364
Tangible common equity to tangible assets (Non-GAAP)	7.17%	7.13%	6.49%	6.74%	6.82%

1Tangible book value per share (Non-GAAP) is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.